UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 3, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In accordance with the terms of the Senior Secured Convertible Notes due April 1, 2019 (the “Notes”), on October 28, 2016 Real Goods Solar, Inc. (the “Company”) offered to holders of the Notes (each, a “Holder”) a temporary reduction of the fixed conversion price of the Notes to $1.00 per share of the Company’s Class A common stock until 4:00 p.m. Eastern Time on November 4, 2016. Further, on November 1, 2016 the Company offered to the Holders a temporary reduction of the fixed conversion price of the Notes to $0.75 per share of the Company’s Class A common stock until 09:30 a.m. Eastern Time on November 2, 2016.

As a result, Holders converted an aggregate of approximately $0.6 million of principal and interest due under the Notes at $0.75 per share of the Company’s Class A common stock and the Company issued 680,581 shares of the Company’s Class A common stock. None of the Holders had converted any Notes at the $1.00 per-share price as of November 2, 2016. The Company expects to continue to offer the Holders the ability to convert the remaining amounts owed under the Notes at a reduced fixed conversion price as deemed appropriate and in the Company’s interest. Such reduced fixed conversion price likely will be equal to or lower than $0.75 (but in no event will the conversion price be less than the $0.25 minimum conversion price set forth in the Notes).

As of November 2, 2016, Holders have converted an aggregate of $8.1million of principal and interest under the Notes, and the Company has issued 5,516,103 shares of the Company’s Class A common stock at conversion prices between $0.75 and $1.74 per share.

After giving effect to the conversions made as of November 2, 2016, there remain outstanding Notes with an aggregate principal amount of approximately $2.7 million. The following table updates previously reported information about the total number of shares of the Company’s Class A common stock issuable under the Notes if the Company elects to convert all remaining principal and interest under the Notes into shares of Class A common stock in lieu of paying cash. The following table assumes that from the date hereof: (a) installment payments of principal and interest are timely made on the last business day of every month beginning on October 31, 2016; (b) no such regularly scheduled installment payments are accelerated or deferred; (c) the indicated conversion price remains the same until the Notes are paid in full; (d) the Holders do not convert the Notes at their election; and (e) no event of default occurs. This table is provided for illustrative purposes only, as it is unlikely that these assumptions will be fully accurate at all relevant times. The Company’s ability to convert principal, interest and any other amounts owed under the Notes into shares of Class A common stock in lieu of paying cash is contingent on the Company’s satisfying certain equity conditions set forth in the Notes. There can be no assurance that the Company will be able to satisfy such equity conditions.

Assumed Conversion Price	Approximate Number of Shares Potentially Issuable
$1.00 $0.75	2,667,000 3,556,000
$0.25	10,668,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine Principal Financial Officer

Date: November 3, 2016